UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2008 (January 31, 2008)

TATONKA OIL AND GAS, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-50190	47-0877018
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

950 17th Street, Suite 2300, Denver, Colorado 80202
(Address of principal executive offices) (zip code)

(303) 476-4100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 83 - Other Events Item 8.01 - Other Events

The Financial Industry Regulatory Authority (“FINRA”) notified the registrant as of January 31, 2008 that because the Form 10-KSB was not filed with the SEC when due on January 29, 2008, the registrant’s stock will be delisted from quotation on the OTCBB (pursuant to the NASD’s Rule 6530 concerning continued listing requirements) if the Form 10-KSB is not filed with the SEC on or before March 3, 2008. The registrant will endeavor make the requisite filing before the deadline, however, as recently reported on Form 8-K, the registrant has only recently engaged a new audit firm in connection with the 2007 financial statements, and the 2006 financial statements will be restated and be subject to audit by another audit firm. It is possible that the requisite filing will not be made by the March 3, 2008 deadline.

As a result of the delinquency, the registrant’s stock symbol has been changed to TTKAE. The E tag will be deleted if the registrant files the Form 10-KSB on or before March 3, 2008.

FINRA is a consolidation of the regulatory responsibilities of the NASD, Inc. (National Association of Securities Dealers) and certain regulatory functions of the NYSE. Since its approval by the SEC in late July, FINRA continues to apply the NASD’s rules on continued listing and trading of public companies.

Section 9 - Financial Statements and Exhibits Item 9.01 - Financial Statements and Exhibits

None

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tatonka Oil and Gas Company, Inc.

Dated: February 6, 2008	By:/s/ PAUL C. SLEVIN
Paul C. Slevin,
Chief Financial Officer